UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2016

JERRICK MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 S Dean Street

Englewood, NJ 07631

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

As previously disclosed in the Current Report on Form 8-K filed on February 11, 2016 (the “Initial 8-K”), Jerrick Media Holdings, Inc. (the “Company”) (formerly Great Plains Holdings, Inc.), GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of the Company (the “Merger”).

The Initial 8-K is amended by this Current Report on Form 8-K/A to present certain financial statements of Jerrick and to present certain unaudited pro forma financial information in connection with the Merger. Jerrick’s financial statements and the unaudited pro forma information of the Company and its subsidiaries are filed as exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited consolidated balance sheets of Jerrick as of December 31, 2015 and December 31, 2014 and the related consolidated statement of operations, consolidated statement of Stockholders’ Equity (Deficit), consolidated statement of cash flows for the year ended December 31, 2015 and December 31, 2014, and the notes to the consolidated financial statements and the independent auditor’s report are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated by reference herein.

(b) Pro Forma Financial Information

The unaudited pro forma combined consolidated balance sheet and unaudited pro forma combined consolidated statements of operations of the Company and its subsidiaries as of December 31, 2015 giving effect to the Merger are filed as Exhibit 99. 2 to this Current Report on Form 8-K/A and are incorporated by reference herein.

(c) Exhibits.

Exhibit No.
99.1*	Audited consolidated balance sheets of Jerrick as of December 31, 2015 and December 31, 2014 and the related consolidated statement of operations, consolidated statement of stockholders’ equity (Deficit), consolidated statement of cash flows for the year ended December 31, 2015 and December 31, 2014 and the notes to the consolidated financial statements and independent auditors report
99.2*	Consolidated Pro-Forma Financial Statements and Notes of Jerrick Media Holdings, Inc. (Formerly Great Plains Holdings, Inc.) and Jerrick Ventures, Inc. as December 31, 2015.

* filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERRICK MEDIA HOLDINGS, INC.

Date: August 4, 2016	By:	/s/ Jeremy Frommer
Name: Jeremy Frommer
Title: Chief Executive Officer

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